UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 22, 2015

Rouse Properties, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-35278	90-0750824
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1114 Avenue of the Americas, Suite 2800	10036
New York, New York	(Zip Code)
(Address of principal executive offices)

Registrant's telephone number, including area code: (212) 608-5108

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Operating Officer.  The Board of Directors of Rouse Properties, Inc., a Delaware corporation (the “Company”), has appointed Brian Harper, currently the Company’s Executive Vice President of Leasing and Acquisitions, to succeed Benjamin Schall as the Company’s Chief Operating Officer, effective April 22, 2015.  Mr. Schall is leaving the Company to pursue a new opportunity.

Mr. Harper, age 39, previously served as the Company’s Executive Vice President of Leasing & Acquisitions.  Additional information regarding Mr. Harper’s background and experience is set forth in the Company’s 2015 annual Proxy Statement as filed with the Securities and Exchange Commission on March 25, 2015 and is incorporated by reference herein.

In connection with Mr. Harper’s appointment as Chief Operating Officer, Mr. Harper has been granted options to acquire 200,000 shares of the Company’s common stock under its 2012 Equity Incentive Plan and his target bonus for 2015 has been set at 80% of his base salary. Like the Company’s other executive officers, Mr. Harper has the opportunity to earn more or less than his target bonus on the basis of the Compensation Committee’s assessment of his individual performance and the performance of the Company.

Item 7.01.       Regulation FD Disclosure.

On April 22, 2015, the Company issued a press release regarding Mr.’s Harper’s appointment as the Company’s Chief Operating Officer.  A copy of the press release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein. This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.       Financial Statements and Exhibits.

(d)           Exhibits

Exhibit Number	Description

99.1	Press Release, dated April 22, 2015 (furnished herewith)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 22, 2015	ROUSE PROPERTIES, INC.

	By:	/s/ Andrew Silberfein
		Name:	Andrew Silberfein
		Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release, dated April 22, 2015 (furnished herewith)